                        CONTRATO DE APERTURA DE CREDITO
                  QUE CON FECHA 30 DE MARZO DEL 2000 CELEBRAN:


I. Banco Nacional de Mexico, Sociedad Anonima, Integrante del Grupo Financiero Banamex-Accival, una sociedad anonima constituida y existente bajo las leyes de los Estados Unidos Mexicanos y a quien en lo sucesivo se le denominara como la Institucion.

II. Administradora Corporativa y Mercantil, Sociedad Anonima de Capital Variable, una sociedad anonima de capital variable constituida y existente bajo las leyes de los Estados Unidos Mexicanos y a quien en lo sucesivo se le denominara como el Acreditado.

De conformidad con las siguientes Declaraciones y Clausulas:


                           D E C L A R A C I O N E S
                           -------------------------


I.   Declaraciones del Acreditado:

A. Que es una sociedad anonima constituida conforme a las leyes de los Estados Unidos Mexicanos, plenamente facultada conforme a su objeto social para celebrar el presente Contrato y para asumir las obligaciones que en el mismo se establecen.

B. Que sus representantes cuentan con capacidad legal y facultades suficientes para celebrar el presente Contrato, en su nombre y representacion, mismas que no les han sido modificadas, restringidas o revocadas a la fecha de firma del presente Contrato.

C.   Que su Registro Federal de Contribuyentes es ACM000223SX2.

D. Cuenta con todos los derechos, licencias, permisos, autorizaciones, certificaciones, registros y aprobaciones que se requieren para la operacion de sus empresas en todas y cada una de las jurisdicciones en que operan.

E. Que se encuentra al corriente en el pago de todos los impuestos, derechos y demas obligaciones a su cargo cuyo incumplimiento pudiere afectar en forma adversa y substancial su situacion financiera.

F. Que no existe accion, demanda o procedimiento en su contra por o ante alguna autoridad o tribunal, ni tiene conocimiento de que se vaya a presentar una accion, demanda o procedimiento en su contra, que pueda afectar en forma adversa e importante su situacion financiera.

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G.   Que no existen conflictos de caracter laboral que afecten el buen funcionamiento de su empresa.

H. Que ha solicitado a la Institucion el otorgamiento de un credito hasta por la cantidad de USCy $110'000,000.00 (CIENTO DIEZ MILLONES DE DOLARES 00/100, MONEDA DE CURSO LEGAL EN LOS ESTADOS UNIDOS DE AMERICA), para destinarlo a la compra de 15,068,000(Quince Millones sesenta y ocho mil) acciones de la Serie "A", representativas del capital social de Grupo Industrial Durango, Sociedad Anonima de Capital Variable, las cuales cotizan en la Bolsa Mexicana de Valores, S.A. de C.V. bajo la clave de pizarra "GIDUSA.A", asi como para el financiamiento de los intereses que se devenguen durante los primeros doce meses del presente Contrato, de conformidad a los terminos y condiciones establecidos en el mismo.

I. Que considera que sus Activos Totales son suficientes para hacer frente a todas sus obligaciones, en especial las de pago derivadas del presente Contrato.

J. Que es su deseo que las acciones que adquiera con el Credito se queden en garantia para el cumplimiento de las obligaciones que adquiere en el presente contrato, para lo cual contratara una Caucion Bursatil (como dicho termino se define mas adelante) en terminos satisfactorios para la Institucion.

K. Que la celebracion, entrega y cumplimiento por su parte del presente Contrato y de los Pagares que se suscriban con motivo del mismo (i) no viola ninguna ley, reglamento, decreto, acuerdo u otra disposicion gubernamental de ninguna clase, (ii) no constituye ni ocasiona una violacion o incumplimiento de ninguna de sus obligaciones contractuales, y
     (iii) cuando haya sido debidamente suscritos y entregados el presente Contrato y los Pagares que se suscriban con motivo del mismo, constituiran un documento valido, obligatorio y ejecutable en sus respectivos terminos.

II.  Declaraciones de la Institucion:

A. Que es una institucion de credito constituida conforme a las leyes de los Estados Unidos Mexicanos plenamente facultada para celebrar el presente Contrato.

A. Que sus representantes cuentan con capacidad legal y facultades suficientes para celebrar el presente Contrato en su nombre y representacion, mismas que no les han sido modificadas, restringidas o revocadas a la fecha del presente Contrato.

B.   Que forma parte integrante del Grupo Financiero Banamex-Accival.

C. Que con base en las declaraciones, manifestaciones y garantias del Acreditado, esta dispuesta a otorgar el presente Credito.

En virtud de lo anterior, las partes convienen en las siguientes:

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                               C L A U S U L A S
                               -----------------


PRIMERA.- Definicion de Terminos.

Los terminos que se utilizan en el presente Contrato y que se relacionan a continuacion, con mayuscula inicial, tendran los significados siguientes y seran igualmente aplicables o los singulares y plurales:

Activos Totales:  Significa el resultado de sumar todos los activos del
---------------
Acreditado de conformidad con los principios de contabilidad generalmente aceptados en Mexico (PCGA), excluyendo patentes, solicitudes de patentes, marcas comerciales, nombres comerciales, derechos de autor, franquicias, y otros activos intangibles similares.

Bancos de Referencia:  Significa las oficinas principales en Londres,
--------------------
Inglaterra, del Barclays Bank, plc el Bank of Tokio-Mitsubishi Ltd.. y el National Westminster Bank plc.

Credito:  Significa el credito abierto por la Institucion al Acreditado bajo los
-------
terminos y condiciones establecidos en la Clausula Segunda del presente instrumento hasta por la cantidad total de USCy $110'000,000.00 (CIENTO DIEZ MILLONES DE DOLARES 00/100, MONEDA DE CURSO LEGAL EN LOS ESTADOS UNIDOS DE AMERICA), en cuyo importe no se encuentran comprendidos los intereses, comisiones y gastos que se causen en virtud del presente Contrato.

D e s e m b o l s o   del  C r e d i t o  y  las  p a l a b r a s  Desembolso  o
----------------------------------------                           ----------
Desembolsar:  Significaran las entregas de dinero que realice la Institucion al
-----------
Acreditado, derivadas de la Disposicion del Credito de conformidad con los terminos del presente Contrato.

Dia Habil:  Significa cualquier dia, excepto sabados y domingos, en que se
---------
realicen operaciones para depositos en Dolares en el mercado interbancario de Londres, Inglaterra, y en el cual los bancos realicen operaciones bancarias en la Ciudad de Nueva York, Nueva York, Estados Unidos de America y en la Ciudad de Mexico, Distrito Federal, y aquellos que por disposicion legal sean considerados como inhabiles.

Dia Habil para efectos de la Tasa Libor:  Significa cualquier dia en que se
---------------------------------------
realicen operaciones para depositos en Dolares, en el mercado interbancario de Londres, Inglaterra, y en el cual los bancos realicen operaciones bancarias en la Ciudad de Nueva York, Nueva York, Estados Unidos de America y en la Ciudad de Mexico, Distrito Federal.

Disposicion del Credito:  Significa la o las Disposiciones del Credito en
-----------------------
Dolares que realice el Acreditado al amparo de este Contrato..

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Dolares y el signo USCy  :$Significan la moneda del curso legal de los Estados
-------            ----
Unidos de America.

Fechas de Pago de Intereses:  Significa, con respecto a cada Disposicion del
---------------------------
Credito, el dia que corresponda al ultimo dia de cada uno de los Periodos de Intereses; en el entendido de que, si cualquiera de dichas fechas cayera en un dia que no fuere un Dia Habil, entonces la Fecha de Pago de Intereses sera el Dia Habil inmediato anterior.

Fecha de Pago de Principal:  Significa, el dia en que se cumpla el plazo de 5
--------------------------
(cinco) anos contados a partir de la fecha en que se realice la primera Disposicion del Credito de la Porcion A conforme al presente Contrato. En el entendido de que si dicha fecha cayera en un dia que no fuere un Dia Habil, entonces la Fecha de Pago de Principal sera el Dia Habil inmediato anterior.

Impuestos:  Significa cualesquiera impuestos, tributos, contribuciones, cargas,
---------
deducciones o retenciones de cualquier naturaleza que se impongan o se graven en cualquier tiempo por cualquier autoridad.

Pagare:  Significa el o los titulos de credito que suscribira el Acreditado para
------
documentar la Disposicion del Credito Desembolsada, que deberan ser substancialmente igual al formato de Pagare que se anexa al presente Contrato como Anexo "A" y que por esta referencia forma parte integrante del mismo.

Pagina LIBO de la Pantalla Reuter:  Significa la muestra de tasas de interes que
---------------------------------
se ofrezcan en el mercado interbancario de la Ciudad de Londres, Inglaterra, por bancos de importancia, para depositos en Dolares, que se designa como "Pagina LIBO del Servicio de Observacion de Tasas Monetarias de Reuter", o cualquier otra pagina que pudiera reemplazar la Pagina LIBO para mostrar tales tasas de interes del mercado interbancario de la Ciudad de Londres, Inglaterra, para depositos en Dolares.

Periodo de Intereses: Significa el lapso de tiempo con base en el cual se
--------------------
calcularan los intereses que devengue el saldo insoluto del Pagare en el entendido de que:

     a) El primer "Periodo de Intereses" empezara el dia en que se suscriba el Pagare respectivo a la primera Disposicion del Credito de la Porcion A y terminara el ultimo dia del tercer mes contado a partir del mes en que se efectue dicha Disposicion del Credito y cada "Periodo de Intereses" subsiguiente comenzara el dia siguiente al ultimo dia del "Periodo de Intereses" anterior y terminara el dia ultimo del tercer mes siguiente y asi sucesivamente.

     b) Cuando en el mes calendario en que venza algun "Periodo de Intereses" no hubiere un dia numericamente correspondiente a aquel en que se suscriba el Pagare respectivo, tal "Periodo de Intereses" debera terminar en el ultimo dia habil del mes calendario que corresponda.

     c) Cada "Periodo de Intereses" que termine en un dia que no sea habil debera terminar el dia habil inmediato anterior.

     d) Los Pagares que documenten todas las Disposiciones del Credito se ajustaran al Periodo de Intereses que resulten para la primera Disposicion del Credito de la Partida A.

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Tasa de Interes Ordinaria:  Significa la tasa de interes anual que resulte de
-------------------------
sumar 4.5 puntos porcentuales a la Tasa Libor. La Tasa de Interes Ordinaria variara periodicamente de acuerdo a las modificaciones que sufra la Tasa Libor durante el Periodo de Intereses que corresponda.

Tasa de Interes Moratoria: Significa la tasa de interes anual variable que
-------------------------
resulte de multiplicar por 5 (Cinco) (el "Factor") la Tasa Libor en el entendido de que:

     i) Si el resultado de multiplicar el Factor por la Tasa Libor es superior a adicionar 30 (Treinta) puntos (en lo sucesivo el "Diferencial Maximo") a la Tasa Libor, en tal supuesto la Tasa de Interes Moratoria sera la que resulte de adicionar el Diferencial Maximo a la Tasa Libor.

     ii) Si el resultado de multiplicar el Factor por la Tasa Libor es inferior a adicionar 15 (Quince) puntos (en lo sucesivo el "Diferencial Minimo") a la Tasa Libor, en tal supuesto la Tasa de Interes Moratoria sera la que resulte de adicionar el Diferencial Minimo a la Tasa Libor.

     iii) La Tasa de Interes Moratoria variara mensualmente de acuerdo a las modificaciones que sufra la Tasa Libor durante el periodo que subsista la mora.

Tasa Libor: Significa el promedio aritmetico de las tasas de interes ofrecidas
----------
por los Bancos de Referencia segun aparezcan en la Pagina LIBO de la Pantalla Reuter a las 11:00 (once) A.M. (hora de la Ciudad de Londres Inglaterra), 2
(dos) Dias Habiles para efectos de la Tasa Libor antes de la fecha de iniciacion del Periodo de Intereses respectivo, por depositos en Dolares a plazo similar al del Periodo de Intereses correspondiente.

Si en la fecha en que se deba determinar la tasa de interes aplicable a algun Periodo de Intereses en la Pagina LIBO de la Pantalla Reuter no apareciere la cotizacion de la tasa de interes ofrecida por todos los Bancos de Referencia, la tasa de interes que corresponda a dicho Periodo de Intereses se determinara en base a la cotizacion que ofrezca el o los Bancos de Referencia restantes. En caso de que alguno de los Bancos de Referencia deje de proporcionar su cotizacion, el calculo de intereses se hara en base a la cotizacion que proporcionen el o los Bancos de Referencia restantes.

De no estar disponible la Pagina LIBO de la Pantalla Reuter, la Tasa Libor significara el promedio aritmetico calculado por la Institucion, de las tasas a las cuales los depositos en Dolares (Moneda de los Estados Unidos de America) por una cantidad aproximada equivalente a la del saldo insoluto del Credito sean ofrecidos a plazo de tres (3) meses, en el Mercado Interbancario de Londres por los Bancos de Referencia, la Institucion solicitara la cotizacion de dichas tasas a las 11:00 once horas (hora de Londres, Inglaterra), y tomando como referencia la correspondiente a los dos (2) dias habiles anteriores a la fecha en que se inicie el periodo de intereses respectivo.


SEGUNDA.- Apertura del Credito: La Institucion abre al Acreditado un credito hasta por la cantidad de USCy $110'000,000.00 (CIENTO DIEZ MILLONES DE DOLARES

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00/100, MONEDA DE CURSO LEGAL EN LOS ESTADOS UNIDOS DE AMERICA), en cuyo importe no se comprenden los intereses, comisiones ni gastos originados a causa del mismo.

El Credito se dividira en dos porciones, (i) la Porcion A hasta por la cantidad de USCy $98'000,000.00 (NOVENTA Y OCHO MILLONES DE DOLARES 00/100, MONEDA DE CURSO LEGAL EN LOS ESTADOS UNIDOS DE AMERICA), y (ii) la Porcion B hasta por la cantidad de USCy $12'000,000.00 (DOCE MILLONES DE DOLARES 00/100, MONEDA DE CURSO LEGAL EN LOS ESTADOS UNIDOS DE AMERICA).


TERCERA.- Destino del Credito: La Porcion A del Credito sera destinada por el Acreditado precisamente para la compra de 15,068,000 (Quince Millones sesenta y ocho mil) acciones de la Serie "A", representativas del capital social de Grupo Industrial Durango, Sociedad Anonima de Capital Variable, las cuales cotizan en la Bolsa Mexicana de Valores S.A. de C.V. bajo la clave de pizarra "GIDUSA.A". La Porcion B del Credito sera destinada por el Acreditado precisamente para el financiamiento de los intereses que se devenguen unicamente durante los primeros doce meses contados a partir de la primera Disposicion del Credito de la Porcion A, de conformidad a los terminos y condiciones establecidos en el mismo.


CUARTA.- Plazo de Disposicion del Credito: El Acreditado podra disponer del Credito dentro de un plazo que comenzara en la fecha de firma del presente Contrato y que vencera precisamente (i) dentro de los 180 (ciento ochenta) dias naturales inmediatos siguientes a la firma del presente Contrato por lo que toca a la Porcion A del Credito, y (ii) dentro de los 365 (trescientos sesenta y cinco) dias naturales inmediatos siguientes a la fecha en la que se efectue la primera Disposicion del Credito de la Porcion A por lo que toca a la Porcion B del Credito.

Dentro del plazo de Disposicion del Credito, el Acreditado no podra volver a Disponer de las cantidades Desembolsadas del Credito.


QUINTA.- Disposicion del Credito:

A. Durante los plazos de Disposicion del Credito para cada una de las Porciones A y B, establecidos en la Clausula Cuarta anterior, el Acreditado podra solicitar a la Institucion el Desembolso directo de la Disposicion del Credito, contra la entrega de un Pagare para documentar cambiariamente la obligacion de pago de dicha Disposicion del Credito.

B. Para tal efecto, el Acreditado debera enviar a la Institucion una notificacion, por escrito, con por lo menos 3 (tres) Dias Habiles de anticipacion al de la fecha en que desee que se lleve a cabo el Desembolso de la Disposicion del Credito respectiva, la cual debera contener: (i) la intencion del Acreditado de realizar una Disposicion del

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

     Credito; (ii) el monto de dicha Disposicion del Credito; y (iii) la fecha en que solicita se lleve a cabo el Desembolso de la misma.

C. En el caso de que todas las condiciones suspensivas que se establecen en la Clausula Septima del presente Contrato hayan quedado debidamente cumplidas, la Institucion desembolsara la Disposicion del Credito en la fecha solicitada por el Acreditado, abonando la cantidad en dolares que corresponda por la Disposicion de Credito respectiva, en la cuenta en dolares numero 900009-7 que el Acreditado tiene aperturada con la Institucion en la sucursal (4483) Boulevard Villa, ubicada en Boulevard Francisco Villa # 1413, esquina con Boulevard de las Rosas, Durango, Durango.

D. En caso que el Acreditado opte por llevar a cabo una Disposicion de Credito de la Porcion B, esta no podra ser por una cantidad mayor al saldo de los intereses devengados y no pagados del Credito.

E. En este acto el Acreditado instruye irrevocablemente a la Institucion para que, las cantidades que disponga de la Porcion B del Credito y sean Desembolsadas conforme a la presente clausula, sean cargadas inmediatamente de la cuenta en la que hayan sido depositadas y, aplicadas en su totalidad al pago a cuenta de los intereses devengados y no pagados del Credito.


SEXTA.- Pagare: Previo al Desembolso del Credito, el Acreditado debera entregar a la Institucion un Pagare a efecto de documentar cambiariamente la Disposicion del Credito que corresponda, el cual: (i) debera ser por una suma principal igual a la de la Disposicion del Credito respectiva; (ii) debera causar intereses mensuales a la Tasa de Interes Ordinaria y, la Tasa de Interes Moratoria, segun definidas anteriormente; (iii) debera estar fechado conforme al dia en que se vaya a Desembolsar la Disposicion del Credito; (iv) debera tener como fecha de vencimiento precisamente la Fecha de Pago de Principal; y (vi) debera ser substancialmente igual al formato de Pagare del Anexo "A" del presente Contrato, mismo que por esta referencia forma parte integrante del mismo.

El formato de Pagare se utilizara en forma indistinta para las disposiciones de la Porcion A y de la Porcion B del Credito.


SEPTIMA.- Condiciones para el Desembolso del Credito: La obligacion de la Institucion de Desembolsar la Disposicion del Credito esta sujeta a que previamente se cumplan con las siguientes condiciones suspensivas o a que la Institucion renuncie por escrito al cumplimiento de las mismas:

A. Que la Institucion haya recibido a su entera satisfaccion el Pagare que documente cada Disposicion del Credito, asi como toda la documentacion legal, de conformidad con los terminos del presente Contrato.

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B.   Que la Institucion haya recibido a su entera satisfaccion la instruccion irrevocable, en terminos sustancialmente iguales a los del Anexo "B" del presente, para cargar a la cuenta en que sea Desembolsado el Credito y de abonar el importe de la Disposicion del Credito de la Porcion A, en la cuenta de inversion que corresponda, que tenga aperturada con la casa de bolsa a traves de la cual efectuara la compra de las acciones a que se refiere la clausula Tercera anterior.

C. Que el Acreditado celebre: (i) un contrato de caucion bursatil (en adelante el "Contrato de Caucion"), a satisfaccion de la Institucion, sobre 15,068,000 (Quince Millones sesenta y ocho mil) acciones de la Serie "A", representativas del capital social de Grupo Industrial Durango, Sociedad Anonima de Capital Variable, las cuales cotizan en la Bolsa Mexicana de Valores, S.A. de C.V. bajo la clave de pizarra "GIDUSA.A", para garantizar el cumplimiento de todas y cada una de las obligaciones que adquiere conforme al presente Contrato; (ii) un fideicomiso, constituido a satisfaccion de la Institucion, al cual se afecten acciones que representen el 1% (uno por ciento) de las acciones representativas del capital social del Acreditado a efecto de que sean votadas a traves de dicho fideicomiso;

D. Que Corporacion Durango, Sociedad Anonima de Capital Variable, celebre el Contrato de Caucion, a satisfaccion de la Institucion, sobre 4,257,435 (Cuatro millones doscientos cincuenta y siete mil cuatrocientos treinta y cinco) acciones de la Serie "A", representativas del capital social de Grupo Industrial Durango, Sociedad Anonima de Capital Variable, las cuales cotizan en la Bolsa Mexicana de Valores, S.A. de C.V. bajo la clave de pizarra "GIDUSA.A", para garantizar el cumplimiento de todas y cada una de las obligaciones que adquiere conforme al presente Contrato.

E. Que las declaraciones y garantias del Acreditado contenidas en el presente Contrato continuen siendo veridicas y correctas en la fecha en que se pretenda Desembolsar la Disposicion del Credito respectiva, tal y como si hubieren sido hechas en ese momento y el Acreditado asi lo certifique por escrito en caso de que la Institucion asi se lo solicite.

F. Que no exista ninguna Causa de Vencimiento Anticipado de las contenidas en la clausula Decima Septima del presente Contrato, ni ningun hecho que con el lapso del tiempo llegue a constituir una Causa de Vencimiento Anticipado.

G. Que se haya constituido a satisfaccion de la Institucion, un Fideicomiso al cual se afecten acciones que representen el 1% (uno por ciento) de las acciones representativas del capital social del Acreditado a efecto de que sean votadas a traves de dicho fideicomiso (Fideicomiso de Control).


OCTAVA. Amortizaciones del Credito. El Acreditado pagara a la Institucion la suma total del principal dispuesto del credito, tanto por lo que corresponda a la Porcion A como a la Porcion B, en 1 (una) sola amortizacion precisamente en la Fecha de Pago de Principal.

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NOVENA.- Intereses: El Acreditado se obliga a pagar a la Institucion, sin necesidad de previo requerimiento:

A. Intereses ordinarios sobre la suma principal insoluta de las Disposiciones del Credito, tanto de la Porcion, A, como de la Porcion B, desde la fecha de su Desembolso y hasta la Fecha de Pago de Principal, a una tasa anual que sera igual a la Tasa de Interes Ordinaria aplicable para cada Periodo de Intereses, mismos que seran pagaderos sin necesidad de requerimiento previo, por trimestralidades vencidas, precisamente en cada una de las Fechas de Pago de Intereses.

     Respecto de los intereses ordinarios que se generen por el primer ano, el Acreditado podra optar entre pagarlos con recursos propios, o en pagarlos a traves de disposiciones de la Porcion B del Credito.

B. En el caso de mora en el pago puntual y total de la amortizacion de principal del Credito y/o de los intereses, en las fechas en que sean debidas y pagaderas de conformidad con lo establecido en el presente Contrato, se causaran intereses moratorios, sobre la suma principal insoluta, a razon de la Tasa de Interes Moratoria, desde la fecha de su vencimiento natural y hasta el dia en que quede totalmente pagada. Dichos intereses seran pagaderos a la vista y sin necesidad de requerimiento previo.

Los intereses tanto ordinarios como moratorios se calcularan, multiplicando el saldo insoluto segun corresponda por la tasa anual de interes aplicable, dividiendo el resultado entre 360 trescientos sesenta y multiplicando el resultado asi obtenido por el numero de dias efectivamente transcurridos durante cada Periodo de Intereses.


DECIMA.- Ilegalidad:

A. Si con posterioridad a la fecha de firma del presente Contrato se modificare cualquier ley, reglamento, circular u otra disposicion aplicable a la Institucion o a cualquiera de sus oficinas encargadas de la administracion y del fondeo del Credito, o se cambiare la interpretacion por cualquier tribunal competente de cualquiera de las mismas, y como consecuencia de lo anterior fuere ilegal para la Institucion abrir, Desembolsar o mantener vigente el Credito, el Acreditado, a solicitud de la Institucion, en un plazo de 30 (treinta) dias contados a partir de dicha solicitud por parte de la Institucion, pagara anticipadamente el saldo insoluto del Credito, segun corresponda, sin pena ni premio alguno, conjuntamente con los intereses devengados y no pagados a esa fecha. En el caso de que el Acreditado no haya dispuesto del Credito en la fecha de dicha notificacion por parte de la Institucion, la obligacion de la Institucion de Desembolsar la Disposicion del Credito se extinguira automaticamente sin necesidad de notificacion de ninguna clase y sin responsabilidad alguna para la Institucion.

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B.   La Institucion hara su mejor esfuerzo para evitar un caso de ilegalidad, si esto fuere posible mediante un cambio de las oficinas encargadas de la administracion del Credito.


DECIMA PRIMERA.- Conversion de Moneda: En el caso de que, con objeto de obtener una sentencia en cualquier tribunal, se hiciere necesario convertir alguna cantidad de Dolares adeudada de conformidad con el presente Contrato y el(los) Pagare(s) a cualquier otra moneda, el tipo de cambio que se utilice debera ser aquel al que, conforme a practicas bancarias normales, la Institucion pueda adquirir Dolares con dicha otra moneda el Dia Habil inmediato posterior a aquel en que se pronuncie dicha sentencia.

Las obligaciones de pago del Acreditado con respecto a cualquier cantidad adeudada por el Acreditado a la Institucion en relacion con el Credito, de conformidad con el presente Contrato y el(los) Pagare(s), quedaran cumplidas y satisfechas independientemente de cualquier sentencia en cualquier otra moneda, unicamente en la medida en que en el Dia Habil siguiente a aquel en que la Institucion reciba cualquier cantidad que haya sido declarada como debida y pagadera en dicha otra moneda por la sentencia respectiva, la Institucion pueda adquirir Dolares con dicha otra moneda de acuerdo con practicas bancarias normales. En el caso de que la cantidad de Dolares asi adquirida sea menor a la suma originalmente adeudada a la Institucion por el Acreditado de conformidad con el presente Contrato y con el(los) Pagare(s), el Acreditado se obliga, como una obligacion independiente y separada y no obstante dicha sentencia, a indemnizar a la Institucion cualquier perdida en que hubiere incurrido por virtud de sus obligaciones bajo el presente Contrato y el(los) Pagare(s).


DECIMA SEGUNDA.- Impuestos:

A. Todas las cantidades que el Acreditado deba pagar por concepto de amortizaciones de principal del Credito, intereses ordinarios y moratorios, en su caso, comisiones gastos y costos y cualquier otra cantidad pagadera por el Acreditado a la Institucion de conformidad con lo establecido en el presente Contrato y en el Pagare, seran pagadas sin deduccion por y libres de cualesquiera Impuestos.

B. En el supuesto de que el Acreditado estuviere obligado a hacer alguna retencion sobre los pagos de principal, intereses ordinarios y moratorios, en su caso, comisiones gastos y costos y cualquier otra cantidad pagadera por el Acreditado a la Institucion de conformidad con el presente Contrato y el Pagare, por concepto de Impuestos o por cualquier otro concepto, el Acreditado pagara a la Institucion las cantidades adicionales que se requieran a efecto de que la Institucion reciba la cantidad integra que hubiere recibido si no se hubiere realizado dicha retencion.

C. Todos los Impuestos a que se refiere el Inciso "B." anterior seran pagados por el Acreditado, por cuenta y a cargo propios, a mas tardar en la fecha en que el impuesto correspondiente sea exigible y pagadero. El Acreditado asimismo

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     entregara a la Institucion los recibos originales que acrediten el pago de dichos Impuestos dentro de los 5 (cinco) Dias Habiles siguientes a aquel en que el Impuesto correspondiente sea exigible y pagadero.

D. El Acreditado liberara y sacara a la Institucion en paz y a salvo de toda responsabilidad que a cargo de la Institucion llegare o pudiere llegar a existir por concepto de los Impuestos a que se refiere el Inciso "B." anterior, y se obliga a reembolsar a la Institucion, a la vista, cualquier cantidad que la Institucion hubiere tenido que pagar por concepto de dichos Impuestos causados con motivo de las operaciones contempladas en el presente Contrato y el Pagare.

E. Las obligaciones del Acreditado derivadas de la presente Clausula subsistiran durante todo el periodo de prescripcion de los Impuestos a que se refiere el Inciso "B." anterior, independientemente de que el Credito quede totalmente pagado con anterioridad al termino de dicho periodo.


DECIMA TERCERA.- Lugar y Forma de Pago: Todas las cantidades que el Acreditado deba pagar por concepto de amortizaciones de principal del Credito, intereses ordinarios y moratorios, en su caso, comisiones y cualquier otra cantidad que el Acreditado deba pagar a la Institucion en relacion con el Credito, de conformidad con el presente Contrato y el Pagare, seran pagadas precisamente en dolares Moneda de los Estados Unidos de America, en fondos inmediatamente disponibles, sin deducciones, retenciones o compensaciones de ninguna clase, en la Agencia de la Institucion en la Ciudad de Nueva York, Nueva York, Estados Unidos de America, ubicada a la fecha del presente Contrato en el numero 767 de la Quinta Avenida, Octavo Piso, Nueva York, Nueva York, 10153, Estados Unidos de America, o en cualquier otro lugar que por escrito indique la Institucion al Acreditado con la debida anticipacion, antes de las 11:00 (once) horas, hora de la Ciudad de Nueva York, Nueva York, Estados Unidos de America, del dia en que venza el pago correspondiente.


DECIMA CUARTA.- Pagos Anticipados:

A. El Acreditado podra pagar anticipadamente el Credito. En el caso de que el Acreditado desee efectuar el prepago, debera presentar a la Institucion, por escrito, una solicitud, con por lo menos 5 (cinco) dias de anticipacion al de la fecha en que desee hacer dicho pago anticipado.

B. En todo caso en que la Institucion acepte recibir del Acreditado un pago parcial o total por anticipado a que se refiere el Inciso "A." de la presente Clausula, y a menos de que la Institucion acepte otra cosa por escrito: (i) el Acreditado pagara todos los intereses devengados y no pagados sobre el saldo insoluto del Credito, segun corresponda, que sea pagado anticipadamente; y (ii) el Acreditado no podra volver a disponer de las cantidades pagadas anticipadamente.

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DECIMA QUINTA.- Obligaciones de Hacer del Acreditado: Durante toda la vigencia del presente Contrato y hasta que todas las cantidades debidas y pagaderas por el Acreditado a la Institucion, bajo el presente Contrato y bajo el(los) Pagare(s), queden totalmente pagadas, el Acreditado se obliga, salvo que la Institucion consienta por escrito en algo distinto, a:

A. Entregar estados financieros, y cuando la ley asi lo requiera, debidamente auditados, anuales, dentro de los 120 (ciento veinte) dias siguientes al del cierre del ejercicio fiscal, conjuntamente con un informe, firmado por el Director General o por el Director de Finanzas, en el que se declare si ha ocurrido alguna Causa de Vencimiento Anticipado, y si tal causa hubiera ocurrido, especificando la naturaleza de la misma y las medidas que ya se han tomado y/o que se pretenden tomar para remediarla.

B. El Acreditado debera proporcionar a la Institucion estados financieros internos semestrales incluyendo balance general, estado de resultados y estado de generacion de recursos que incluyan los cargos o creditos que no supongan erogaciones en efectivo, a mas tardar a los 60 (sesenta) dias naturales despues del cierre del semestre.

C. El Acreditado debera proporcionar a la Institucion estados financieros internos trimestrales de la sociedad mercantil Grupo Industrial Durango, S.A. de C.V. de la cual es accionista, incluyendo balance general, estado de resultados y estado de generacion de recursos que incluyan los cargos o creditos que no supongan erogaciones en efectivo, a mas tardar a los 90 (noventa) dias naturales despues del cierre del trimestre.

D. Entregar estados financieros auditados anuales de Grupo Industrial Durango, S.A. de C.V. de la cual es accionista, dentro de los 120 (ciento veinte) dias siguientes al del cierre del ejercicio fiscal, firmado por el Director General o por el Director de Finanzas.

E.   El Acreditado debera entregar por escrito:

     1. Pronta notificacion, en ningun caso posterior a 15 (quince) dias contados a partir de aquel en que hayan tenido conocimiento de cualquier suceso que constituya o que con el transcurso del tiempo llegue a constituir una Causa de Vencimiento Anticipado, junto con una declaracion que contenga detalles de dicho suceso, asi como de las medidas que se propongan adoptar respecto al mismo.

     2. Pronta notificacion, en ningun caso posterior a 15 (quince) dias contados a partir de aquel en que hayan tenido conocimiento de la existencia de cualquier accion, demanda, litigio o procedimiento en su contra o de cualquier conflicto de caracter laboral, siempre que afecte o pueda llegar a afectar en forma substancial y adversa su situacion financiera.

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     3.   Toda la informacion referente a sus empresas y a su situacion financiera que la Institucion razonablemente le solicite, en el entendido de que la Institucion podra efectuar inspecciones en sus empresas, solicitar balances o estados de contabilidad, pedir datos o documentos y realizar avaluos de sus bienes cuando a su juicio sea necesario para verificar el cumplimiento de las obligaciones contraidas por el Acreditado bajo el presente Contrato, quedando obligado el Acreditado a proporcionar las facilidades necesarias para tales efectos.

F. Preservar y mantener en pleno vigor su existencia social, asi como todos los derechos, licencias, franquicias, permisos, autorizaciones, certificaciones, registros y aprobaciones que se requieran para la operacion de su empresa en todas y cada una de las jurisdicciones en que opere, asimismo debera mantener y operar su empresa acorde a las practicas de buenos negocios que puedan asegurar el cumplimiento de todas las obligaciones contractuales que sean asumidas por su empresa.

G. Obtener todas las licencias, autorizaciones, permisos, certificaciones, registros o aprobaciones que en lo sucesivo se requieran para permitir el adecuado cumplimiento de sus obligaciones derivadas del presente Contrato y del Pagare, y de todas las leyes, reglamentos, decretos, acuerdos y normas aplicables, emitidas por cualquier autoridad gubernamental.

H. Pagar puntualmente todos los adeudos fiscales de su empresa y las cuotas del Instituto Mexicano del Seguro Social, el Sistema de Ahorro para el Retiro y del Instituto del Fondo Nacional para la Vivienda de los Trabajadores, salvo por aquellos que se esten impugnando de buena fe por el Acreditado, segun corresponda, mediante los procedimientos adecuados y previa constitucion de las reservas correspondientes.

I. El Acreditado se obliga a realizar todas las operaciones comerciales conforme al curso normal de sus operaciones, incluyendo aquellas realizadas con empresas matrices, subsidiarias o afiliadas.

J. Se obliga a mantener en la Caucion Bursatil que garantiza el Credito, en todo momento y mientras exista saldo insoluto del Credito, cuando menos el 35.7745% del total de las acciones emitidas por la sociedad Grupo Industrial Durango, S.A. de C.V.


DECIMA SEXTA.- Obligaciones de No Hacer del Acreditado: Durante toda la vigencia del presente Contrato y hasta que todas las cantidades debidas y pagaderas por el Acreditado a la Institucion, bajo el presente Contrato y bajo el(los) Pagare(s), queden totalmente pagadas, el Acreditado se obliga, salvo que la Institucion consienta por escrito en algo distinto, en abstenerse de:

     1. Reducir su capital social fijo, salvo que cuente con el previo consentimiento por escrito de la Institucion.

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     2.   Fusionarse con otra sociedad o escindirse, a menos que cuente con la autorizacion por escrito de la Institucion. Se exceptua de lo aqui dispuesto, la fusion que se pretende llevar a cabo con la sociedad Corporacion Durango, S.A. de C.V.. Para lo anterior, Corporacion Durango, S.A. de C.V. debera modificar sus estatutos a satisfaccion de la Institucion a efecto de dar cumplimiento a lo establecido en el Fideicomiso de Control.

     3. Realizar cualquier cambio substancial en la naturaleza o giro del negocio.

     4. Pagar dividendos en efectivo o en especie, salvo que se encuentre en cumplimiento de todas las obligaciones del presente Contrato y cuente con la autorizacion previa y por escrito de la Institucion.

     5. Incurrir o asumir cualquier tipo de adeudos adicionales de corto o largo plazo, salvo que se encuentre en cumplimiento de todas y cada una de las obligaciones que asume en el presente Contrato.

     6. Otorgar prestamos o anticipos a terceros, excepto a sus proveedores, creditos de venta a sus clientes, si estos son en el curso normal de sus operaciones, y a los empleados conforme a la legislacion que los rige.

     7.   Entrar en estado de disolucion o de liquidacion.

     8. Realizar o abstenerse de realizar cualquier acto cuando la consecuencia de dicha realizacion u omision sea el que se den por vencido anticipadamente el plazo para el cumplimiento de cualquiera de sus obligaciones contractuales.

     9. Los accionistas del Acreditado no podran disminuir la participacion que, a la fecha de firma del presente Contrato, ostentan en el capital social de la sociedad del Acreditado, o modificar substancialmente la distribucion de sus respectivas proporciones de participacion, o en la administracion de la sociedad, sin que medie la autorizacion previa y por escrito de la Institucion.


DECIMA SEPTIMA.- Causas de Vencimiento Anticipado: La Institucion podra dar por vencido anticipadamente el plazo para el pago del Credito, su suma principal, intereses ordinarios, comisiones, costos y gastos y cualquier otra cantidad pagadera por el Acreditado a la Institucion de conformidad con el presente Contrato y con el(los) Pagare(s), sin necesidad de demanda, protesto, reclamacion o notificacion de ninguna clase, en cuyo caso todas dichas cantidades seran debidas y pagaderas a la vista, en cualquiera de los supuestos siguientes, identificados para los efectos del presente Contrato como las "Causas de Vencimiento Anticipado":

A. Si el Acreditado no paga en un termino de 3 dias contados a partir de su vencimiento, cualquiera de los pagos de principal o de los intereses del Credito, o

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

     cualesquiera comisiones, costos o gastos que se causen en virtud del presente Contrato y del Pagare.

B. Si el Acreditado incumpliere con cualquiera de las obligaciones que a su cargo se derivan del presente Contrato y del Pagare. El Acreditado cuenta con un plazo remedial de 5 dias para subsanar las obligaciones incumplidas, con excepcion de lo dispuesto en el inciso anterior. En caso de que la obligacion incumplida sea subsanada dentro de dicho plazo remedial, dicho incumplimiento no acarreara el vencimiento anticipado del Credito.

C. Si el Acreditado no mantiene ni preserva en pleno vigor su existencia social, asi como todos los derechos, licencias, franquicias, permisos, autorizaciones, certificaciones, registros y aprobaciones que se requieran para la operacion de su empresa en todas y cada una de las jurisdicciones en que opere; y si no mantiene ni opera su empresa acorde a las practicas de buenos negocios que puedan asegurar el cumplimiento de todas las obligaciones contractuales que sean asumidas por su empresa.

D. Si el Acreditado no paga puntualmente todos los adeudos fiscales de su empresa y las cuotas del Instituto Mexicano del Seguro Social, el Sistema de Ahorro para el Retiro y del Instituto del Fondo Nacional para la Vivienda de los Trabajadores.

E. Si el Acreditado desvia el importe del credito para un destino distinto al convenido en el presente Contrato.

F. Si el Acreditado o sus administradores, abandonan la administracion de la empresa, o no la atienden con el debido cuidado y eficacia a juicio del despacho Galaz, Gomez Morfin, Chavero, Yamazaki, S.C., siguiendo los principios de contabilidad generalmente aceptados en Mexico.

G. Si el Acreditado reduce su capital social fijo y/o pagar dividendos en efectivo o en especie, salvo que se encuentre en cumplimiento de todas las obligaciones del presente Contrato y cuente con la autorizacion previa y por escrito de la Institucion.

H. Si cualquiera de las declaraciones y garantias del Acreditado o cualquier informacion proporcionada a la Institucion por el Acreditado en los terminos del presente Contrato, resultare falsa, incorrecta incompleta o enganosa.

I. Si cualquier autoridad gubernamental asume el control de una parte sustancial de los activos del Acreditada o se presentaren conflictos o situaciones de cualquier naturaleza, que a juicio razonable de la Institucion afecten el buen funcionamiento de la empresa y ponga en peligro su estabilidad financiera, o en su caso que se provoque un menoscabo en las garantias.

J. Si el Acreditado o cualquiera de sus accionistas inician cualquier procedimiento, ya sea judicial o administrativo en contra de la Institucion
     o de cualquier otra empresa del Grupo Financiero Banamex-Accival

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K.   Si se llegase a impugnar por la Acreditada o cualquier tercero, la validez
     y/o ejecucion del presente Contrato, del contrato de Caucion Bursatil que garantice el cumplimiento de las obligaciones de pago, y/o el fideicomiso que se encuentra relacionado con la operacion.

L. Si el Acreditado no mantiene en todo momento y mientras exista saldo insoluto del Credito un 35.7745% del total de las acciones emitidas por la sociedad Grupo Industrial Durango, S.A. de C.V., en la Caucion Bursatil que garantiza el Credito.

M. Si el capital contable de la sociedad Grupo Industrial Durango, S.A. de C.V. y subsidiarias sufre una disminucion en su valor mayor o igual al 20% durante la vida del credito, sin considerar el efecto del Boletin D-4 de Principios de Contabilidad. Para referencia de lo anterior, el capital contable de Grupo Industrial Durango, S.A. de C.V. y subsidiarias al dia 31 de diciembre de 1999 ascendio a la cantidad de $5,255,000,000.00 (cinco mil doscientos cincuenta y cinco millones de pesos M.N.) Lo anterior se revisara trimestralmente en base a los estados financieros reportados a la Bolsa Mexicana de Valores, S.A. de C.V., y en caso de que deje de estar listada dicha empresa como emisora, la revision se hara en base a los estados financieros reportados por Grupo Industrial Durango, S.A. de C.V.

N. Si se da por vencido anticipadamente cualquier credito otorgado por cualquier acreedor al Acreditado, incluyendo el vencimiento anticipado de cualquiera de sus obligaciones contractuales contraidas con la Institucion
     o con cualquier integrante del Grupo Financiero Banamex-Accival, o con cualquier otro acreedor.

O. Si el Acreditado cambia su giro comercial o su objeto social, entra en estado de disolucion o de liquidacion, se fusiona con otra sociedad o se escinde. Lo anterior salvo por la Fusion que se pretende llevar a cabo con la sociedad Corporacion Durango, S.A. de C.V.. Para lo anterior, Corporacion Durango, S.A. de C.V. debera modificar sus estatutos a satisfaccion de la Institucion a efecto de dar cumplimiento a lo establecido en el Fideicomiso de Control.

P.   Si el Acreditado cae en insolvencia, o si se instituye un procedimiento por
     o en contra del Acreditado con el fin de declararlo en quiebra o en suspension de pagos, salvo que dicho procedimiento a juicio razonable de la Institucion, fuere notoriamente improcedente.

Q. Si el Acreditado incurre o asume deuda adicional, ya sea de corto o de largo plazo, salvo que se encuentre en cumplimiento del pago del Credito y cumpla en todo momento con las obligaciones de hacer y no hacer que asume en este Contrato.

R. Si se realiza la fusion con la sociedad mercantil Corporacion Durango, S.A. de C.V., sin que esta haya modificado sus estatutos en los terminos y condiciones necesarios para que se pueda celebrar un fideicomiso de administracion bajo condiciones substancialmente iguales al Fideicomiso de Control.

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

S. Si Corporacion Durango, S.A. de C.V. sale a cotizar o coloca papel en la Bolsa Mexicana de Valores, S.A. de C.V., sin que esta haya modificado sus estatutos en los terminos y condiciones necesarios para que se pueda celebrar un fideicomiso de administracion bajo condiciones substancialmente iguales al Fideicomiso de Control

T. Si por cualquier causa Grupo Industrial Durango, Sociedad Anonima de Capital Variable dejare de operar en bolsa o los titulos representativos de su capital social fueren deslistados para poder cotizar en bolsa, y Acciones y Valores de Mexico, Sociedad Anonima de Capital Variable, Casa de Bolsa, Integrante del Grupo Financiero Banamex-Accival, no constituye prenda sobre las acciones que en ese momento se encontraban en la Caucion Bursatil, en adicion de aquellas que sean necesarias para guardar la proporcion a que se refiere el inciso J. de la clausula decimo quinta, por cualquier motivo, incluyendo de manera enunciativa mas no limitativa, por oposicion de Corporacion Durango, Sociedad Anonima de Capital Variable o del Acreditado, dentro de los siguientes 5 (Cinco) dias naturales a que ocurra.

U. En los demas casos previstos por el presente Contrato y por las leyes aplicables.


DECIMA OCTAVA.- Compensacion: La Institucion queda expresamente facultada por el Acreditado para compensar, contra las cantidades vencidas y no pagadas del Credito, todas las deudas que existieren a cargo de la Institucion y en favor del Acreditado, incluyendo deudas a cargo de la Institucion derivadas de depositos constituidos por el Acreditado con la Institucion.

DECIMA NOVENA.- Denuncia: En los terminos del articulo 294 de la Ley General de Titulos y Operaciones de Credito, la Institucion se reserva el derecho de restringir el plazo de Disposicion del Credito y el importe del Credito, o el Plazo de Disposicion del Credito y el importe del Credito a la vez, o el presente Contrato, mediante simple comunicacion escrita dirigida al Acreditado, quedando limitado o extinguido, segun sea el caso, el derecho del Acreditado para hacer uso del saldo no dispuesto del Credito, a partir de la fecha de dicha notificacion por parte de la Institucion.

VIGESIMA.- Descuento: La Institucion queda facultada, para negociar, descontar o de cualquier otra forma ceder el Pagare y el presente Contrato, aun antes del vencimiento del presente Contrato, en cuyo caso podra continuar actuando bajo el presente Contrato como mandatario de los tenedores del Pagare, en tal virtud, podria subsistir la obligacion de la Institucion de vigilar la inversion de los fondos y de cuidar y conservar las garantias; por lo tanto el Acreditado seguira obligado a dar a la Institucion las facilidades necesarias para la realizacion de los fines antes senalados.

Para el ejercicio de la facultad de la Institucion enunciada en el parrafo anterior, bastara que la Institucion se lo notifique al Acreditado en el domicilio que se establece en la Clausula Vigesima Cuarta del presente Contrato, el dia anterior al cual vaya realizar la cesion o descuento; en el entendido de que no sera necesario que dicha notificacion se deba realizar a traves de fedatario publico o autoridad judicial.

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VIGESIMA PRIMERA.- Sucesores y Cesionarios: El Acreditado no podra ceder sus derechos u obligaciones bajo el presente Contrato o el Pagare.

VIGESIMA SEGUNDA.- Renuncia de Derechos: La omision por parte de la Institucion en el ejercicio de los derechos previstos en el presente Contrato o en el Pagare, en ningun caso tendra el efecto de una renuncia de los mismos, ni el ejercicio singular o parcial por parte de la Institucion de cualquier derecho derivado del presente Contrato o del Pagare excluira el ejercicio simultaneo o posterior de cualquier otro derecho, facultad o privilegio.

VIGESIMA TERCERA.- Modificaciones: Ninguna modificacion o renuncia a disposicion alguna de este Contrato o del Pagare, y ningun consentimiento dado al Acreditado para divergir de los terminos y condiciones del presente Contrato o del Pagare, surtira efectos a menos que conste por escrito y se suscriba por la Institucion y por el Acreditado, y, aun en tal supuesto, tal renuncia o consentimiento tendra efecto solamente en el caso y para el fin especifico para el cual fue otorgado.

VIGESIMA CUARTA.- Notificaciones: Para efectos del presente Contrato, cada una de las partes senala como su domicilio convencional para recibir toda clase de notificaciones, el siguiente:

El Acreditado:       Poniente 140 # 840, Colonia Industrial Vallejo, Delegacion
                     Azcapotzalco, C.P. 02300, Mexico, Distrito Federal.
La Institucion:      Calzada del Valle # 350 - Oriente, 2o piso, Colonia del
                     Valle, C.P. 66220, Garza Garcia, Nuevo Leon.

Mientras las partes no se notifiquen por escrito un cambio de domicilio, los avisos, notificaciones y demas diligencias judiciales y extrajudiciales que se hagan en los domicilios indicados, surtiran plenamente sus efectos.

VIGESIMA QUINTA.- Costos y Gastos: El Acreditado pagara a la Institucion, a la vista, previa notificacion por escrito que la Institucion le envie al efecto, cualquier costo razonable derivado de cualquier costo, gasto o perdida razonable si lo hubiere en relacion a la ejecucion del presente Contrato.

VIGESIMA SEXTA.- Leyes Aplicables: El presente Contrato esta regido por y sera interpretado de acuerdo con las leyes aplicables y vigentes en los Estados Unidos Mexicanos.

VIGESIMA SEPTIMA.- Jurisdiccion: Para todo lo relativo a la interpretacion y cumplimiento de las obligaciones derivadas del presente Contrato, las partes se someten a la jurisdiccion y competencia de los tribunales competentes en la Ciudad de Mexico, Distrito Federal, o a los de la Ciudad de Nueva York, Estado de Nueva York a eleccion de la parte actora, renunciando expresamente a cualquier otro fuero al que tengan derecho o lleguen a tenerlo en virtud de su domicilio o por cualquier otra razon.

En virtud de lo cual, las partes del presente Contrato han hecho que sus apoderados y representantes debidamente autorizados lo firmen, en 3 (tres) tantos originales, quedando 1 (uno) en poder del Acreditado y 2 (dos) en poder de la Institucion, en la Ciudad de Mexico Distrito Federal, en la fecha mencionada en el preambulo del presente Contrato.

                                 EL ACREDITADO
              ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V.
                               Representado por:

                      /s/ Jose Antonio Rincon Arredondo
                      -------------------------------------
                          JOSE ANTONIO RINCON ARREDONDO
       Quien acredita su personalidad con la escritura publica numero11,964, otorgada con fecha 23 de febrero del 2000 ante la fe del Lic. Oscar Francisco Zarzosa Ruiz, notario publico numero 18 de Durango, Durango, inscrita en el Registro Publico de Comercio de la Ciudad de Durango, con fecha 6 de marzo del 2000, bajo la inscripcion numero 17,593 a fojas 177 del Libro Tercero Segundo auxiliar de Comercio, Tomo 46, Seccion Comercio.



                                 LA INSTITUCION
                         BANCO NACIONAL DE MEXICO, S.A.,
                INTEGRANTE DEL GRUPO FINANCIERO BANAMEX-ACCIVAL*
                               Representada por:


 /s/ Juan Carlos Garcia Cuellar           /s/ Jose Hector Manuel Salazar Andreu
--------------------------------------    -------------------------------------
     Juan Carlos Garcia Cuellar               Jose Hector Manuel Salazar Andreu

  Quien acredita su personalidad con        Quien acredita su personalidad con
  la escritura publica numero 42,013,       la escritura publica numero 42,066,
  otorgada con fecha 1 de febrero de        otorgada con fecha 18 de febrero de
  1999, ante la fe del Lic. Jose            1999, ante la fe del Lic. Jose
  Manuel Gomez del Campo Lopez,             Manuel Gomez del Campo Lopez,
  notario publico numero 136 del            notario publico numero 136 del
  Distrito Federal, inscrita en el          Distrito Federal, inscrita en el
  Registro Publico de Comercio de la        Registro Publico de Comercio de la
  Ciudad de Mexico, con fecha de 15 de      Ciudad de Mexico, con fecha 22 de
  febrero de 1999, bajo el folio            marzo de 1999, bajo el folio
  mercantil numero 65,126.                  mercantil numero 65,126.

----------

 ANEXO "A" AL CONTRATO DE APERTURA DE CREDITO QUE CON FECHA 30 DE MARZO DE 2000
CELEBRARON: (i) BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO
  BANAMEX-ACCIVAL; Y (ii) ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V.

                          F O R M A T O D E P A G A R E
                          ------------- --- -----------

P A G A R E                                     PROMISSORY NOTE

USCy $97'317,545.75 (Noventa y Siete            USCy $97'317,545.75 (Ninety Seven Million
Millones Trescientos Diecisiete Mil             Three Hundred Seventeen Thousand Five
Quinientos Cuarenta y Cinco 75/100)             Hundred Forty Five 75/100) Dollars
Dolares

 1. Por valor recibido de Banco Nacional de     1. For value received from Banco Nacional de
 Mexico, S.A., Institucion de Banca Multiple,   Mexico, S.A., Institucion de Banca Multiple,
 Integrante del Grupo Financiero                Integrante del Grupo Financiero Banamex-Accival
 Banamex-Accival (el Banco), por conducto de    (the Bank), acting through its agency located
 su agencia ubicada en NASSAU, la               in NASSAU, the Maker (Maker) Administradora
 Suscriptora, (Suscriptora) Administradora      Corporativa y Mercantil, S.A. de C.V., by this
 Corporativa y Mercantil, S.A. de C.V., por     Promissory Note unconditionally promises to pay
 medio del presente Pagare promete              to the order of the Bank at its offices located
 incondicionalmente pagar a la orden del        at 767 Fifth Avenue, 8th Floor, New York, New
 Banco, en la Agencia del Banco ubicada en el   York, 10153, United States of America., the
 numero 767 de la Quinta Avenida, Octavo        principal amount of USCy $97'317,545.75 (Ninety
 piso, Nueva York, Nueva York, 10153, Estados   Seven Million, Three Hundred Seventeen
 Unidos de America, la suma principal de USCy   Thousand, Five Hundred Forty Five 75/100)
 $97'317,545.75 (Noventa y Siete Millones       "Dollars", Currency of the United States of
 Trescientos Diecisiete Mil Quinientos          America, in immediately available funds and which
 Cuarenta y Cinco 75/100) "Dolares",            sum shall be payable in 1 (one) installments
 moneda de los Estados Unidos de America,       on April 3rd of the year 2005 (the "Principal
 en fondos inmediatamente disponibles y cuya    Payment Date")
 suma sera pagadera en 1 (una) sola
 amortizacion precisamente el dia 3 de
 abril del ano 2005 (la "Fecha de Pago
 de Principal")


















 2. La Suscriptora se obliga a pagar al Banco   2. The Maker hereby binds itself to pay the
 intereses sobre el saldo principal insoluto    Bank interest on the outstanding principal
 de este Pagare, a partir de la fecha de este   amount hereof from the date hereof until
 Pagare, hasta su vencimiento, (ya sea por      maturity (whether by acceleration or
 vencimiento anticipado o de otra forma)        otherwise), payable on the Principal and
 pagaderos en la Fechas de Pago de Principal    Interest Payment Dates at an annual rate equal
 e Intereses a una tasa anual igual a la Tasa   to the Libor Rate plus 4.5 (Four point five)
 Libor mas 4.5 (Cuatro punto cinco) puntos,     points, plus the Mexican Withholding Tax,
 mas el Impuesto sobre la Renta mexicano        applicable on the payable interest for the
 aplicables sobre los intereses pagaderos por   principal amount hereof on each of the
 el importe principal de este Pagare en         Principal and Interest Payment Dates.

 cada una de las Fechas de Pago de Principal e Intereses.

 El computo de los intereses sera calculado     Computation of interest shall be made by the
 por el Banco sobre la base de un ano de 360    Bank on the basis of a year of 360 (three
 (trescientos sesenta) dias y por el numero     hundred and sixty) days and for the actual
 de dias efectivamente transcurridos.           number of days elapsed.

 La Suscriptora asimismo promete pagar          The Maker also promises to pay delinquent
 intereses moratorios respecto del principal    interest in respect of the overdue and unpaid
 vencido y no pagado, conforme a este Pagare,   principal amount hereof payable at sight, from
 pagaderos a la vista, desde que se inicie la   the date on which the delinquency occurs until
 mora y hasta su pago total a una tasa de       the payment has been made in full, at a
 interes anual variable igual, en todo          variable rate per annum equal to the Libor Rate
 momento, a la Tasa Libor multiplicada por el   multiplied by the factor (Factor) of 5 (Five)
 factor (Factor) de 5 (Cinco) en el entendido   provided that:
 de que:

 a)  Si el resultado de multiplicar el Factor   a)  If the result of multiplying the Factor by
 por la Tasa Libor es superior a adicionar 30   the Libor Rate is higher than adding 30
 (Treinta) puntos a la Tasa Libor, en tal       (Thirty) points to the Libor Rate, in that case
 supuesto la tasa anual de intereses            the delinquent interest annual rate will be the
 moratorios sera la que resulte de adicionar    one resulting from adding 30 (Thirty) points to
 30 (Treinta) puntos a la Tasa Libor.           the Libor Rate.

 b)  Si el resultado de multiplicar el Factor   b)  If the result of multiplying the Factor by
 por la Tasa Libor es inferior a adicionar 15   the Libor Rate is lower than adding 15
 (Quince) puntos a la Tasa Libor, en tal        (Fifteen) points to the Libor Rate, in that
 supuesto la tasa anual de intereses            case the delinquent interest annual rate will
 moratorios sera la que resulte de adicionar    be the one resulting from adding 15 (Fifteen)
 15 (Quince) puntos a la Tasa Libor .           points to the Libor Rate.

 c)  La tasa de interes moratoria variara       c)  The delinquent interest rate shall change
 mensualmente de acuerdo a las modificaciones   monthly according to the modifications suffered
 que sufra la Tasa Libor durante el periodo     by the Libor Rate during all the period in
 que subsista la mora.                          which delinquency subsists.

 3. Los terminos que se utilizan en el          3. The terms used in this Promissory Note and
 presente Pagare y que se relacionan a          described below, shall have the following
 continuacion, tendran los significados         meanings:
 siguientes:

 Bancos de Referencia. Significan las oficinas  Reference Banks. It shall mean the main offices
 --------------------                           ---------------
 principales en Londres, Inglaterra, del        in London, England, of Barclays Bank, the Bank
 Barclays Bank, el Bank of Tokio-Mitsubishi     of Tokio-Mitsubishi Ltd.. and the National
 Ltd.. y el National Westminster                Westminster Bank plc.


 Bank plc.

 Dia Habil. Significa cualquier dia en que los  Banking Day. It shall mean any day in which
 ---------                                      -----------
 bancos esten abiertos para operaciones y no    banks are open for transactions and are not
 esten autorizados a cerrar en las Ciudades     authorized to close in New York City, New York,
 de Nueva York, Nueva York y Mexico, Distrito   United States of America, and in Mexico City.
 Federal.

 Dia Habil para efectos de la Tasa Libor        Banking Day for Libor Rate. It shall mean any
 ---------------------------------------        --------------------------
 Significa cualquier dia en que se realicen     day in which transactions for deposits in
 operaciones para depositos en Dolares, en el   Dollars are carried out in the London interbank
 mercado interbancario de Londres,              market, and banks carry out bank transactions
 Inglaterra, y en el cual los bancos realicen   in New York City, New York, United States of
 operaciones bancarias en la Ciudad de Nueva    America, and in Mexico City.
 York, Nueva York, Estados Unidos de America
 y en la Ciudad de Mexico, Distrito Federal.

 Dolares y el signo USCy. $. Significa la       Dollars and the sign USCy.$. It shall mean the
 -----------------------                        ---------------------------
 moneda de curso legal en los Estados Unidos    currency of the United States of America.
 de America.

 "Periodo de Intereses". Significa el lapso de  "Interest Period". It shall mean the period of
 ----------------------                         -----------------
 tiempo con base en el cual se calcularan los   time on which the interest accrued on the
 intereses que devengue el saldo insoluto de    outstanding principal amount hereof shall be
 este Pagare en el entendido de que:            calculated, provided that:

 a)   El primer "Periodo de Intereses"          a)   The first "Interest Period" shall begin on
 empezara el dia en que se suscriba este        the day that this Promissory Note is subscribed
 Pagare y terminara el ultimo dia de dicho      and shall finish on the last day of such month
 mes y cada "Periodo de Intereses"              and each succeeding "Interest Period" shall
 subsiguiente comenzara el dia siguiente al     begin the following day to the last day of the
 ultimo dia del "Periodo de Intereses"          preceding "Interest Period" and shall finish on
 anterior y terminara el dia ultimo de dicho    the last day of such following month and so on.
 mes siguiente y asi sucesivamente.

 b) Cuando en el mes calendario en que venza
 algun "Periodo de Intereses" no hubiere un     b) When in a calendar month in which expires
 dia numericamente correspondiente a aquel en   any "Interest Period" is not a day numerically
 que se suscriba este Pagare, tal "Periodo de   corresponding to the execution day of this
 Intereses" debera terminar en el ultimo dia    Promissory Note, such Interest Period shall
 habil del mes calendario que corresponda.      finish on the last labor day of the respective
                                                calendar month.
 c) Cada "Periodo de Intereses" que termine en
 un dia que no sea habil debera terminar el     c) Each "Interest Period" that finishes on a
 dia habil inmediato anterior.                  none business day, shall finish on the



                                                immediately preceding "Business Day".

 Tasa Libor. Significa el promedio aritmetico   Libor Rate. It shall mean the arithmetic
 ----------                                     ----------
 determinado por la Institucion de las tasas    average calculated by the Institution of the
 de interes ofrecidas por los Bancos de         interest rates offered by the Reference Banks
 Referencia segun aparezcan en la Pagina LIBO   as such rates appear in the Reuter Screen LIBO
 de la Pantalla Reuter a las 11:00 (once)       Page at 11:00 (eleven) A.M. (London Time), 2
 A.M. (hora de la Ciudad de Londres,            (two) Banking Days for Libor Rate, prior to the
 Inglaterra), 2 (dos) Dias Habiles para         date on which the corresponding Interest Period
 efectos de la Tasa Libor antes de la fecha     starts for Dollar deposits for periods of time
 de iniciacion del Periodo de Intereses         similar to the Interest Period, and amounts
 respectivo, por depositos en Dolares a plazo   equal or equivalent to the principal
 similar al del Periodo de Intereses            outstanding amount of this Promissory Note, at
 correspondiente, en una cantidad igual o       that time.
 aproximada al saldo principal insoluto de
 este Pagare en ese momento.

 Si en la fecha en que se deba determinar la    In the event that on the date on which the
 tasa de interes aplicable a algun Periodo de   applicable interest rate to any Interest Period
 Intereses en la Pagina LIBO de la Pantalla     must be calculated, the Reuter Screen LIBO Page
 Reuter no apareciere la cotizacion de la       does not print the rates quoted and offered by
 tasa de interes ofrecida por todos los         all of the Reference Banks, the interest rate
 Bancos de Referencia, la tasa de interes que   corresponding to such Interest Period shall be
 corresponda a dicho Periodo de Intereses se    calculated based on the rates quoted and
 determinara en base a la cotizacion que        offered by that or those remaining Reference
 ofrezca el o los Bancos de Referencia          Banks.
 restantes.

 En caso de que alguno de los Bancos de         In the event that any of the Reference Banks
 Referencia deje de proporcionar su             fail to offer its interest rate, the
 cotizacion, el calculo de intereses se hara    calculation of the interest rate shall be
 en base a la cotizacion que proporcionen el    determined on the basis of the rates offered by
 o los Bancos de Referencia restantes.          the remaining Reference Banks.

 4. Si alguna fecha de pago bajo este Pagare    4. If the payment of this Promissory Note falls
 coincide con un dia que no sea habil, dicho    on a non Banking Day, such payment shall be
 pago sera hecho el Dia Habil inmediato         made on the before succeeding Banking Day and
 anterior, y la Suscriptora esta de acuerdo     the Maker agree that this extension of time
 en que dicha extension de tiempo sera          shall be included in the computation of the
 incluida en el computo de pago de intereses.   payment of interest.
 5. Todos los pagos de principal e intereses    5. All payments of principal and interest shall
 seran efectuados en Dolares, en fondos         be made in Dollars, in funds available on the
 disponibles el mismo dia, establecidos a       same day, established through the New York
 traves del Sistema Interbancario de Pagos      Clearing House Interbanks



 de la Camara de Compensacion de la Ciudad de   Payments System of the New York City, New York,
 Nueva York, Nueva York, Estados Unidos de      United States of America or in such other funds
 America, o en otros fondos o en la forma que   or manner as at the time shall be customary for the
 a esa fecha se acostumbre para el              establishment in New York City, New York,
 establecimiento de transacciones bancarias     United States of America, of international
 internacionales en Dolares en la Ciudad de     banking transactions in Dollars.
 Nueva York, Nueva York, Estados Unidos de
 America.
 6. El importe principal de este Pagare y los   6. Principal hereof and interest accrued
 intereses ordinarios y moratorios, en su       thereon shall be paid by the Maker and the
 caso, sobre el mismo, seran pagados por la     guarantor without deduction for and free from
 Suscriptora y el avalista, libres y sin        any taxes, imposts, levies, duties, deductions
 ninguna deduccion por y libres de              and withholdings of any nature now or at any
 cualesquier impuestos, presentes o futuros,    time hereafter imposed by any competent
 tributos, contribuciones, cargas,              political or taxing authority. In the event
 deducciones o retenciones de cualquier         that the Maker and the guarantor shall be
 naturaleza que se impongan o graven en         compelled by law to make any such deduction,
 cualquier tiempo por cualquier autoridad       then it shall pay such additional
 politica o fiscal competente. En caso de que   amounts as may be necessary so that the net
 la ley obligue a la Suscriptora y el           amount received by the holder of this
 avalista a efectuar cualesquiera de            Promissory Note shall equal the gross amounts
 dichas deducciones, entonces pagara            of interest and principal covered hereby,
 las cantidades adicionales que sean            notwithstanding and in connection with the
 necesarias a fin de que las                    Mexican Withholding Tax applicable on the
 cantidades netas recibidas por el              interest payable on the principal amount
 tenedor de este Pagare sean iguales            hereof, the Bank when receiving the total
 a las cantidades brutas de interes y           amount of the rate of interest plus the Mexican
 principal amparadas por este Pagare,           Withholding Tax, shall pay to the taxing
 no obstante tratandose del Impuesto            authorities the corresponding Mexican
 Sobre la Renta Mexicano aplicable              Withholding Tax applicable on the paid
 sobre los intereses pagaderos sobre            interest, therefore, the Maker shall not retain
 el importe principal de este Pagare,           any Mexican Withholding Tax.
 el Banco, al recibir el importe
 total de la tasa de interes mas el
 Impuesto Sobre la Renta Mexicano
 hara el entero correspondiente al
 Impuesto Sobre la Renta Mexicano
 aplicable sobre los intereses
 pagados ante las autoridades
 fiscales y por lo tanto la
 Suscriptora no efectuara retencion
 alguna.

7. Cualquier accion o procedimiento legal       7. Any legal action or proceeding arising out
 proveniente de o relacionada con este Pagare   of or relating to this Promissory Note may be
 podra ser instituida en los tribunales de la   brought in the courts of Mexico City, or New
 Ciudad de Mexico, Distrito Federal, o la       York City, N.Y at the election of the
 ciudad de Nueva York, Estado de Nueva York,    plaintiff, thereby the Maker waives the
 a eleccion de la                               jurisdiction of any other courts at the


 parte actora, renunciando por lo mismo         election of the holder hereof.
 la Suscriptora a la jurisdiccion de
 cualesquier otros tribunales, todo a
 eleccion del tenedor de este Pagare.

 8. Este Pagare se regira e interpretara de     8. This Promissory Note shall be governed by
 acuerdo con las leyes aplicables y vigentes    and construed in accordance with the laws of
 en los Estado Unidos Mexicanos,                the United Mexican States, and provided further
 estableciendose asimismo que la obligacion     that the obligation of the Maker to repay this
 de la Suscriptora de pagar este Pagare junto   Promissory Note together with accrued interest
 con los intereses que del mismo se deriven,    thereon, and all other amounts payable
 asi como cualquier otra cantidad pagadera      hereunder, shall be dischargeable only by
 con motivo del presente Pagare, unicamente     payment in Dollars in New York City, New York,
 sera cumplida mediante su pago en Dolares,     United States of America.
 en la Ciudad de Nueva York, Nueva York,
 Estados Unidos de America.

 9. Para cualquier notificacion relacionada     9. For everything related to this Promissory
 con este Pagare, la Suscriptora y el           Note, the Maker and the guarantor designate as
 avalista designan como su domicilio:           their domicile:

 La Suscriptora:                                The Maker:
 ---------------                                ----------

 Poniente 140 No. 840, Col. Industrial          Poniente 140 No. 840, Col. Industrial Vallejo,
 Vallejo, Delegacion Azcapotzalco, Mexico,      Delegacion Azcapotzalco, Mexico, D.F. 02300
 D.F. 02300

 10. Por el presente Pagare, la Suscriptora     10. By this Promissory Note, the Maker waives
 renuncia a cualquier diligencia de             any diligence, presentment, demand or protest
 presentacion, requerimiento, protesto y a      and all notices related whatsoever to this
 toda notificacion en relacion con este         Promissory Note. The failure of the holder
 Pagare. La omision del tenedor del presente    hereof to exercise any of its rights hereunder
 Pagare en el ejercicio de cualquiera de sus    shall not constitute a waiver of said rights.
 derechos en ningun caso constituira renuncia
 de dichos derechos.

 11. Para efectos de lo dispuesto en el         11. For the purposes of Article 128 of the
 Articulo 128 de la Ley General de Titulos y    General Law Negotiable Instruments and Credit
 Operaciones de Credito, la Suscriptora         Transactions of Mexico, the Maker extend the
 irrevocablemente amplia el plazo de            presentation of this Promissory Note so that it
 presentacion del presente Pagare para que      is carried out within the term of one year
 pueda efectuarse dentro del plazo de un ano    after the Principal Payment Date.
 posterior a la Fecha de Pago de Principal.

 12. La Suscriptora por medio del presente      12. The Maker by this Promissory Note,



 Pagare, promete incondicionalmente pagar los   hereby promises to pay costs of collection and
 gastos que implique el cobro de este Pagare    reasonable attorney fees in case of default in
 y los honorarios de los abogados que           the payment of this Promissory Note.
 intervengan en el mismo cobro en caso de que
 haya incumplimiento en el pago de este
 Pagare.
                                                13. This Promissory Note is executed in English
13. Este Pagare sera suscrito en ingles y en    and in Spanish, constituting one instrument;
 espanol, constituyendo un solo instrumento,    provided however, that in the case
 en el entendido, sin embargo, que en caso de   of doubt as to the proper interpretation of
 duda en la propia interpretacion de este       this Promissory Note, the Spanish text shall be
 Pagare, la version en espanol prevalecera.     controlling.

14. Este Pagare se contiene en 6 (seis)         14. This Promissory Note consisting of 6 (six)
 paginas y se suscribe y entrega en la Ciudad   pages is made and delivered in Mexico City, on
 de Mexico, Distrito Federal, el 3 de Abril     April 3, 2000.
 de 2000.

15. Este Pagare deriva de una disposicion de    15. This Promissory Note derives from a credit
 credito, otorgada al amparo del Contrato de    disposition granted under a Real Security
 Apertura de Credito de fecha 30 de Marzo del   Credit Agreement dated on March 30, 2000,
 2000, celebrado entre Administradora           celebrated between Administradora Corporativa y
 Corporativa y Mercantil, S.A. de C.V., como    Mercantil, S.A. de C.V., as Borrower, and Banco
 Acreditado, y Banco Nacional de Mexico,        Nacional de Mexico, S.A., Institucion de Banca
 S.A., Institucion de Banca Multiple,           Multiple, Integrante del Grupo Financiero
 Integrante del Grupo Financiero                Banamex-Accival, as Lender.
 Banamex-Accival, como Acreditante.*

                                 LA SUSCRIPTORA
                                   THE MAKER

              ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V.
                               Representado por:
                                Represented by:

                   /s/ Jose Antonio Rincon Arredondo
                   -------------------------------------
                       JOSE ANTONIO RINCON ARREDONDO

       Quien acredita su personalidad con la escritura publica numero11,964, otorgada con fecha 23 de febrero del 2000 ante la fe del Lic. Oscar Francisco Zarzosa Ruiz, notario publico numero 18 de Durango, Durango, inscrita en el Registro Publico de Comercio de la Ciudad de Durango, con fecha 6 de marzo del 2000, bajo la inscripcion numero 17,593 a fojas 177 del Libro Tercero Segundo auxiliar de Comercio, Tomo 46, Seccion Comercio.

----------

                                   ANEXO "B"
                                                            __ de marzo del 2000

BANCO NACIONAL DE MEXICO, S.A.
DIRECCION REGIONAL NORTE
AT'N ________

REF: Apertura de Credito
     Instruccion Irrevocable.

________________________________________________________________________________

     Por medio de la presente instruyo irrevocablemente a Banco Nacional de Mexico, S.A. a efecto de realizar lo siguiente:

1) Cargue a la cuenta en dolares numero 900009-7 que mi representada tiene aperturada con esta en la sucursal (4483) Boulevard Villa, ubicada en Boulevard Francisco Villa # 1413, esquina con Boulevard de las Rosas, Durango, Durango., la cantidad de USCy $ 98,000,000 (NOVENTA Y OCHO MILLONES DE DOLARES 00/100 MONEDA DE LOS ESTADOS UNIDOS DE AMERICA), la cual fue abonada en dicha cuenta como disposicion del credito otorgado por Banco Nacional de Mexico, S.A. a mi representada al amparo del contrato de credito celebrado el dia ___ de marzo del 2000.

2) Compre pesos Moneda Nacional, con la cantidad de USCy $ 98,000,000 (NOVENTA Y OCHO MILLONES DE DOLARES 00/100 MONEDA DE LOS ESTADOS UNIDOS DE AMERICA), que cargue a dicha cuenta, al tipo de cambio (__especificar la fuente del tipo de cambio___).

3) Deposite en nombre y representacion de mi representada, en la cuenta de inversion numero ____ que tiene contratada con Acciones y Valores de Mexico, S.A. de C.V, Casa de Bolsa, Integrante de Grupo Financiero Banamex Accival, la cantidad en moneda nacional derivada de la operacion de cambio de divisas a que se refiere el inciso anterior.


Agradezco de antemano la atencion que se sirvan dar a las instrucciones contenidas en el presente documento.


             ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V.
                               Representada por:


                      /s/ Jose Antonio Rincon Arredondo
                     ____________________________________
                             _____________________

                           Summary of Material Terms

                              of Spanish Language

                               CREDIT AGREEMENT

                                 MARCH 30, 2000

1.  Parties:  This Credit Agreement is entered into by Banco
    -------
Nacional de Mexico, S.A., Member of the Grupo Financiero Banamex-Accival (the "Lending Institution"), and Administradora Corporativa y Mercantil, S.A. de C.V. (the "Borrower") (the "Credit Agreement").

2.  Principal Amount:  The Lending Institution makes a loan to the Borrower
    ----------------
funds of up to US DOLLARS one hundred ten million (US$110,000,000) to be disbursed in two tranches: (i) up to US DOLLARS ninety-eight million (US$98,000,000) ("Tranche A) and (ii) up to US DOLLARS twelve million (US$12,000,000) ("Tranche B"). The total outstanding principal shall be due and payable on the five (5) year anniversary of the date of the execution of the note with respect to the disbursement of Tranche A of the borrowed funds. The Borrower shall use the funds relating to Tranche A only to finance the acquisition of fifteen million sixty-eight thousand (15,068,000) shares of Series A Common Stock of Grupo Industrial Durango, S.A. de C.V. ("GID") and may use the funds relating to Tranche B only to finance the interest payments for the first twelve months due hereunder. The Borrower shall have a period of one hundred eighty (180) days from the date of execution of this Credit Agreement in which to execute a note for the disbursement of Tranche A and three hundred sixty-five (365) days from the date of the execution of the note with respect to the disbursement of Tranche A in which to execute a note for the disbursement of Tranche B.

3.  Interest Period, Rate and Payments:  The initial interest period shall begin
    ----------------------------------
on the date of the execution of the note with respect to the disbursement of Tranche A and shall terminate on the last day of the third month after such disbursement. Each successive interest period shall begin on the day following the last day of the prior three month period and shall terminate on the last day of the third month of such new period. The interest rate shall be calculated at a variable annual interest rate of 4.5 points above the LIBOR rate. Interest payments shall be due with respect to the total outstanding principal on the last day of each of the quarterly three month interest periods.

4.   Special Conditions to the Granting of Credit to the Borrower:  In addition
     ------------------------------------------------------------
to the customary conditions to the granting of credit to a borrower for a transaction of this type, this Credit Agreement provides for two special conditions that must be met by the Borrower in order to obtain the credit.

     a. The Borrower and Corporacion Durango, S.A. de C.V., as pledgor, shall execute a pledge agreement with the Lending Institution and Acciones y Valores de Mexico, S.A de C.V. ("Accival") (the "Pledge Agreement") in which (i) the 15,068,000 shares of Series A Common Stock of the GID acquired by the Borrower shall be pledged by the Borrower to the Lending Institution and (ii) 4,257,435 shares of Series A Common Stock of GID held by Corporacion Durango shall be pledged by Corporacion Durango to Lending Institution in order to secure all of the Borrower's obligations under this Credit Agreement. The total amount of shares of Series A Common Stock of GID pledged must always be equal to or exceed 35.7745% of all of the issued and outstanding shares of Series A Common Stock of GID.

     b. The Borrower shall create a voting trust, in a form satisfactory to the Lending Institution, affecting one percent (1%) of the outstanding capital stock of the Borrower and through which such capital stock shall be voted.

5.   Covenants of the Borrower:  This Credit Agreement contains customary
     -------------------------
affirmative covenants of the Borrower for a transaction of this type, including the submission of quarterly, semi-annual and annual audited financial statements, delivery of all notices to third parties and procurement of all consents, licenses and permits necessary to consummate the transaction. In addition, this Credit Agreement contains customary negative covenants of a borrower for a transaction of this type, including the Borrower's agreement not to reduce its capital stock, merge, break-up, incur any additional long term debt, make a substantial change in its line of business, and pay any dividends or other distributions while in default of this Credit Agreement, without the prior written consent of the Lending Institution.

6.   Governing Law and Jurisdiction:  This Credit Agreement is governed by the
     ------------------------------
laws of the United Mexican States. With respect to all disputes in relation to the interpretation and performance of this Credit Agreement, each of the parties accept and submit themselves to the jurisdiction and the competence of the courts of Mexico City, D.F., Mexico or to the courts of the city of New York, New York, at the election of the plaintiff, and expressly waive any other venue that may have jurisdiction or competence in the future by virtue of its domicile or any other reason.

7.   Annex A:  This Annex contains the Note, dated April 3, 2000 executed by
     -------
Borrower for an amount of US$97,317,545.75. Note appears in both the Spanish and English language.

8.   Annex B:  This Annex contains the Form of Irrevocable Instruction Letter
     -------
executed by the Borrower and instructing the Lending Institution to transfer funds represented by Tranche A into the Borrower's account.